Exhibit 10.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT

As of June 26, 2017

BMO Harris Bank N.A.
770 North Water Street
Milwaukee, Wisconsin 53202
Attention: Corporate Banking

Ladies and Gentlemen:

STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Company”), hereby agrees with you as follows:

1.             Definitions.  Reference is made to that certain Credit Agreement dated as of August 1, 2011 (as amended, restated, amended and restated or otherwise modified, the “Credit Agreement”) between the Company and BMO Harris Bank N.A. (the “Lender”).  All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement as amended hereby.

2.             Background.  The Company has requested that the Lender agree to extend the term of the Credit Agreement to August 1, 2020.  Subject to all of the terms and conditions hereof, the Lender and the Company have agreed to such amendment on the terms set forth below.

3.             Amendment to Credit Agreement.  Subject to all of the terms and conditions hereof, upon execution and delivery of this Amendment, the Credit Agreement shall be amended as of the date first written above as follows:

a.         All references to the Credit Agreement in the Credit Agreement, the Note and the Loan Documents shall refer to the Credit Agreement as amended hereby.

b.         The definition of “Obligations” is amended and restated in its entirety as follows:

“Obligations” means any and all present and future debts, obligations and liabilities of the Company under or in connection with this Agreement, the Note, any Letter of Credit or any other Loan Document, including all obligations to the Lender or any of its Affiliates in respect of Derivatives Contracts, and all present and future debts, obligations and liabilities of the Company to the Lender or any of its Affiliates with respect to any stored value card, commercial credit card or merchant card services, in each case whether now or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether the Company is liable individually or jointly with others, whether for principal, interest or other debts, obligations or liabilities.

c.         The first sentence of Section 2.01 of the Credit Agreement is amended to change the date “August 1, 2019” to “August 1, 2020”.

d.         Section 6.01 is amended to add a new clause (d) in appropriate alphabetical order as follows:

(d)          Indebtedness to the Lender or any of its Affiliates with respect to any stored value card, commercial credit card or merchant card services, provided such Indebtedness does not exceed an aggregate of $750,000 at any time outstanding.

4.             Conditions.  Notwithstanding any other provision of this Amendment, this Amendment shall not become effective unless and until:

a.         It has been executed and delivered by all parties to the Credit Agreement as amended hereby;

b.         The First Amendment to Amended and Restated Security Agreement, to be dated as of the date hereof (the “Security Agreement Amendment”), shall have been executed and delivered by the Company, in form and substance satisfactory to the Lender;

c.         The Lender shall have received certificates as of a recent date of the good standing (or comparable standing) of the Company under the laws of its jurisdiction of organization;

d.         The Lender shall have received a certificate of an appropriate officer of the Company certifying as to the incumbency and genuineness of the signature of each officer of the Company executing this Amendment and the Security Agreement Amendment and certifying that attached thereto is a true, correct and complete copy of (i) the articles of incorporation of the Company and all amendments thereto, certified as of a recent date by the Wisconsin Department of Financial Institutions, (ii) the bylaws of the Company all amendments thereto, (iii) the resolutions duly adopted by the board of directors of the Company authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Amendment and the Security Agreement Amendment;

e.         The Lender shall have received (i) searches of UCC filings in the jurisdiction of incorporation of the Company, copies of the financing statements on file in such jurisdiction and evidence that no Liens exist other than Permitted Liens and (ii) tax lien and judgment searches; and

f.          The Company shall have delivered such other corporate documents as Lender or its counsel may reasonably request, in form and substance satisfactory to the Lender.

5.             Representations and Warranties.  The Company hereby repeats and reaffirms the representations and warranties set forth in Article V of the Credit Agreement, including without limitation the representations and warranties set forth in Section 5.05 thereof which are made hereunder with respect to the most recent financial statements and related information provided pursuant to Section 7.06 of the Credit Agreement.  The Company also represents and warrants that (A) since March 31, 2017 there has been no material adverse change in the property, financial condition or business operations of the Company and its Subsidiaries, taken as a whole, and (B) the execution, delivery and performance of this Amendment are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of the Company; (ii) violate any provision of the articles of incorporation or by-laws of the Company or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any Subsidiary; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company or any Subsidiary pursuant to any indenture or other agreement or instrument under which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected.  This Amendment constitutes, and each of the documents required herein when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Company or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

6.             Confirmation of Agreements.  Except as expressly provided above, the Credit Agreement and the Loan Documents shall remain in full force and effect.  This Amendment does not constitute a waiver or amendment of any term, condition or covenant in the Credit Agreement other than as specifically set forth above.  Nothing contained in this Amendment or in any other document, or any course of dealing with the Company, shall be construed to imply that there is any agreement by the Lender to provide any waiver or agree to any amendment in the future.  This Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Lender of the Company or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of the Company, or any mortgage, security interest, lien or other collateral or security for any of such debts, obligations or liabilities of the Company or such debtors, guarantors or other persons or entities, or waive any default except as expressly provided herein, and the Lender expressly reserves all of its rights and remedies with respect to the Company and all such debtors, guarantors or other persons or entities, and all such mortgages, security interests, liens and other collateral and security.  This is an amendment and not a novation.  The Company acknowledges and agrees that the obligations under the Credit Agreement and the Note exist and are owing with no offset, defense or counterclaim assertible by the Company and that the Credit Agreement, the Note and the Loan Documents are valid, binding and fully enforceable according to their respective terms.

7.             Miscellaneous.  The Company shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Lender in connection with the preparation, execution, delivery, administration and enforcement of this Amendment including all costs of collection, and including without limitation the reasonable fees and disbursements of counsel for the Lender, whether or not any transaction contemplated by this Amendment is consummated.  The provisions of this Amendment shall inure to the benefit of any holder of the Note, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto.  All agreements, representations and warranties made herein shall survive the execution of this Amendment and the making of the loans under the Credit Agreement, as so amended.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.  This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns.  No other person or entity shall have any rights under, or because of the existence of, this Amendment.

[Remainder of this page is intentionally left blank; signature page follows.]

If the foregoing is satisfactory to you, please sign the form of acceptance below and return a signed counterpart hereof to the Company.

Very truly yours,

STRATTEC SECURITY CORPORATION

(CORPORATE SEAL)	By:	/s/ Frank J. Krejci
	Name:	Frank J. Krejci
	Title:	President and Chief Executive Officer

	And by:	/s/ Patrick J. Hansen
	Name:	Patrick J. Hansen
	Title:	Senior Vice President and
Chief Financial Officer

[Signature page to Strattec Security Corporation
Amendment No. 4 to Credit Agreement]

Agreed to as of the date first above written.

BMO HARRIS BANK N.A.

By:	/s/ Mark Czarnecki
Name:	Mark Czarnecki
Title:	Senior Vice President

[Signature page to Strattec Security Corporation
Amendment No. 4 to Credit Agreement]